MEMORANDUM OF UNDERSTANDING AMONG THE GOVERNMENT OF THE REPUBLIC OF INDONESIA AND PT FREEPORT INDONESIA AND FREEPORT MCMORAN INC

This Memorandum of Understanding (“MOU”) is made and signed on 18 February 2026 by and between:

The Government of the Republic of Indonesia, represented by Minister of Investment and Downstream Industry/ Chairman of Investment Coordinating Board of the Republic of Indonesia (hereinafter referred to as the “Government”); and

PT Freeport Indonesia, a limited liability company duly established based on the law of the Republic of Indonesia, having its address at Pacific Century Place, 29th floor, SCBD Lot 10, Jalan Jenderal Sudirman Kav. 52-53, Jakarta 12190, Indonesia, which is represented by its President Director (hereinafter referred to as the “PTFI”); and

Freeport-McMoRan Inc, a corporation established under the laws of Delaware, United States of America, with its principal place of business at 333 North Central Avenue, Phoenix, Arizona, which is represented by its President and Chief Executive Officer (hereinafter referred to as the “FCX”).

NOTA KESEPAHAMAN ANTARA PEMERINTAH REPUBLIK INDONESIA DENGAN PT FREEPORT INDONESIA DAN FREEPORT MCMORAN INC

Nota Kesepahaman (“MOU”) ini dibuat dan ditandatangani pada tanggal 18 Februari 2026 oleh dan antara:

Pemerintah Republik Indonesia, diwakili oleh Menteri Investasi dan Hilirisasi/Kepala Badan Koordinasi Penanaman Modal (selanjutnya disebut sebagai “Pemerintah”); dengan

PT Freeport Indonesia, perseroan terbatas yang didirikan berdasarkan hukum Republik Indonesia, beralamat di Pacific Century Place, 29th floor, SCBD Lot 10, Jalan Jenderal Sudirman Kav. 52-53, Jakarta 12190, Indonesia, dalam hal ini diwakili oleh Presiden Direktur perseroan terbatas tersebut (selanjutnya disebut sebagai “PTFI”); dan

Freeport-McMoRan Inc, perseroan yang didirikan berdasarkan hukum negara bagian Delaware, Amerika Serikat, berkedudukan usaha utama di 333 North Central Avenue, Phoenix, Arizona, dalam hal ini diwakili oleh President and Chief Executive Officer perseroan tersebut (selanjutnya disebut sebagai “FCX”).

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The Government, PTFI and FCX shall hereinafter be referred to individually as a “Party” and together as the “Parties”.

Recitals:

A. PTFI is a major contributor to Indonesia and has operated successfully for over 58 years.
•In 2024, direct benefits to Indonesia totaled approximately $5 billion.

•The Government receives more than 70% of the benefits of the operation through taxes, royalties, duties and dividends.
•In addition, PTFI voluntarily contributes 1% of its revenues to support community development, health, education and athletics (equates to over $100 million per annum).

•PTFI operates sustainably with high standards for environmental management and a commitment to worker safety, training and well-being.

•PTFI has invested over $30 billion in the development of its resources, including over $4 billion to develop downstream smelting and refining.

•To provide for continuing and sustainable benefits to the Government and all stakeholders, substantial additional investments will be required. PTFI plans to invest $10 billion over the next five years and plans to undertake additional exploration activities to extend reserves and development opportunities beyond 2041.

Pemerintah, PTFI dan FCX selanjutnya secara masing-masing dapat juga disebut sebagai “Pihak” dan secara bersama-sama dapat juga disebut sebagai “Para Pihak”.

Pendahuluan:

A. PTFI adalah kontributor yang besar bagi Indonesia, dan telah beroperasi dengan baik selama lebih dari 58 tahun.
•Di tahun 2024, manfaat langsung bagi Indonesia mencapai jumlah total kurang lebih $5 miliar.
•Pemerintah menerima lebih dari 70% dari manfaat operasi dalam bentuk pajak-pajak, royalti, bea-bea, dan dividen.
•Sebagai tambahan, PTFI secara sukarela mengalokasikan 1% dari pendapatannya guna mendukung pengembangan masyarakat, kesehatan, pendidikan dan olahraga (senilai lebih dari $100 juta per tahun).
•PTFI beroperasi dengan memperhatikan aspek keberlanjutan melalui penerapan standar pengelolaan lingkungan hidup yang tinggi dan komitmen bagi keselamatan kerja, serta pelatihan dan kesejahteraan para pekerja.
•PTFI telah menginvestasikan lebih dari $30 miliar bagi pengembangan sumber daya mineral, termasuk lebih dari $4 miliar bagi pembangunan fasilitas peleburan dan pemurnian dalam rangka hilirisasi.
•Guna menjaga agar manfaat bagi Pemerintah dan para pemangku kepentingan dapat terus berlanjut, diperlukan tambahan investasi yang signifikan. Untuk itu PTFI berencana menginvestasikan $10 miliar dalam jangka waktu 5 tahun ke depan dan berencana melakukan tambahan kegiatan eksplorasi guna meningkatkan jumlah cadangan mineral dan

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B. PTFI’s long-term investment plans require long-lead times and involve detailed planning and engineering. PTFI is seeking an extension now so that operations can continue to provide maximum benefit after 2041. Without new investment, the operations cannot be sustained over the long term.

C. Current regulations provide that companies integrated in mining and processing can apply for a life-of-mine extension and is evaluated every 10 years similar to the process set forth in Annex V of the IUPK. With the recent completion of PTFI’s new Manyar smelter and precious metals refinery and the existing smelting operations nearby in the Gresik area, PTFI’s operations are fully integrated.

D. To provide investment certainty for PTFI’s major investment plans that would provide Indonesia with long-term sustainable benefits, PTFI requests a life-of-mine extension of operating rights, which will be evaluated every 10 years similar to the process set forth in Annex V of the IUPK, by the Government in order to continue to build long-term value for all stakeholders and improve the well-being of all Indonesians.

kemungkinan pengembangan hingga melewati tahun 2041.

B. Rencana investasi jangka panjang PTFI memerlukan waktu yang lama serta perencanaan dan rekayasa teknis yang terperinci. PTFI saat ini mengupayakan agar perpanjangan kegiatan operasional dapat diperoleh sehingga kegiatan operasional dapat terus dilanjutkan guna menciptakan manfaat yang optimal melewati tahun 2041. Tanpa ada investasi yang baru, keberlanjutan kegiatan operasi tidak dapat dilakukan untuk jangka panjang.

C. Ketentuan perundangan yang berlaku saat ini memungkinkan perusahaan tambang yang terintegrasi dengan pemurnian dapat mengajukan permohonan perpanjangan kegiatan operasi hingga seumur tambang dan dilakukan evaluasi setiap 10 tahun serupa dengan proses yang telah diatur dalam lampiran V dari IUPK. Karena PTFI beberapa saat lalu telah menyelesaikan pembangunan smelter dan fasilitas pemurnian yang baru di daerah Manyar serta adanya smelter yang telah beroperasi sebelumnya di daerah Gresik, maka kegiatan operasional PTFI telah sepenuhnya terintegreasi.

D. Untuk memberikan kepastian investasi bagi rencana investasi bernilai besar oleh PTFI yang akan mendatangkan manfaat berkelanjutan bagi Indonesia secara jangka panjang, PTFI memohon untuk memperoleh perpanjangan kegiatan operasional hingga seumur tambang yang dilakukan evaluasi setiap 10 tahun serupa dengan proses yang telah diatur dalam lampiran V dari IUPK, dari Pemerintah guna menciptakan manfaat jangka panjang bagi para pemangku kepentingan dan meningkatkan kesejahteraan rakyat Indonesia.

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In consideration of the foregoing, the Parties agree to the following:

1.IUPK Extension. PTFI’s IUPK will be amended to grant PTFI an extension of operating rights for life-of-mine resources which will be evaluated every 10 years similar to the process set forth in Annex V of the IUPK.

○The current nail down provisions for fiscal terms, operating rights and obligations will continue as provided for under the current terms of the IUPK.

2.Community Initiatives.    PTFI will advance initiatives to support stronger communities.

○PTFI will provide funding for a new hospital and two medical universities to support the health and well-being of communities in its area. These facilities may be funded through the 1% fund.

3.Exploration Commitment. PTFI will increase exploration spending and advance studies to identify and develop long-term resources and expansion opportunities.

4.Increase Domestic Value. With the completion of the new smelter, PTFI will continue to prioritize domestic down-streaming through local sales of refined copper, precious metals, sulfuric acid and

Dengan mempertimbangkan hal-hal di atas, Para Pihak menyepakati sebagai berikut:

1.Perpanjangan IUPK. IUPK PTFI akan diubah untuk memberikan perpanjangan kegiatan operasional PTFI hingga sumber daya seumur tambang yang dilakukan evaluasi setiap 10 tahun serupa dengan proses yang telah diatur dalam lampiran V dari IUPK.
○Ketentuan yang tetap berlaku dan tidak berubah (nail down provisions) yang telah ada saat ini dalam IUPK PTFI terkait dengan fiskal, serta hak dan kewajiban operasional akan terus berlanjut sebagaimana telah diatur dalam ketentuan IUPK yang berlaku saat ini.

2.Inisiatif Pengembangan Masyarakat. PTFI akan meningkatkan inisiatif guna mendukung terciptanya masyarakat yang lebih kuat.

○PTFI akan mendanai satu rumah sakit baru dan dua universitas kedokteran guna mendukung kesehatan dan kesejahteraan masyarakat sekitar. Fasilitas-fasilitas ini dapat dibiayai melalui dana 1%.

3.Komitmen Eksplorasi. PTFI terus meningkatkan alokasi pembiayaan bagi eksplorasi dan meningkatkan kajian dalam rangka mengidentifikasi dan membangun sumber daya jangka panjang dan kemungkinan pengembangan.

4.Meningkatkan Nilai Domestik. Dengan telah selesainya smelter yang baru, PTFI akan terus melanjutkan memprioritaskan hilirisasi melalui penjualan dalam negeri atas tembaga hasil pemurnian, logam

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other products. PTFI will also be positioned to broaden its marketing of refined copper to the US on market terms should the US require additional supplies of copper.

5.Divestment. In 2041, FCX agrees to transfer a 12% interest to the Government of the Republic of Indonesia free of charge provided that, upon transfer, the acquiring party will reimburse FCX for its pro-rata cost using book value for investments that benefit the post-2041 period.

○FCX will maintain control over operations over the life of the project. The governance structure, terms of the existing Shareholder Agreement, the IUPK and other Agreements in effect will continue for the life of the project.

6.Dispute Resolution. The Parties agree that any dispute or difference arising solely out of or in connection with this Memorandum of Understanding shall be settled through deliberation to reach consensus, in accordance with the prevailing laws and regulations of the Republic of Indonesia.

mulia, asam sulfat dan produk-produk lainnya. PTFI juga akan memiliki posisi guna memperluas penjualan tembaga hasil pemurnian ke Amerika Serikat berdasarkan ketentuan pasar yang berlaku umum apabila Amerika Serikat memerlukan tambahan pasokan tembaga.

5.Divestasi. Di tahun 2041, FCX setuju untuk mengalihkan 12% sahamnya ke Pemerintah Republik Indonesia tanpa kompensasi. Dengan ketentuan bahwa saat terjadinya pengalihan saham tersebut, pihak yang menerima pengalihan akan mengganti FCX secara pro-rata menggunakan nilai buku, untuk nilai investasi yang telah dilakukan FCX, yang manfaatnya dirasakan pada periode pasca tahun 2041.

○FCX akan terus menjalankan kendali operasional selama jangka waktuproyek. Struktur kepatuhan, ketentuan dari Perjanjian Pemegang Saham, serta IUPK dan Perjanjian lainnya yang telah ada tetap berlaku sampai berakhirnya proyek.

6.Penyelesaian Sengketa. Para Pihak sepakat bahwa setiap perselisihan atau perbedaan pendapat semata-mata yang timbul dari atau sehubungan dengan Nota Kesepahaman ini akan diselesaikan melalui musyawarah untuk mufakat, dengan mendasarkan pada ketentuan peraturan perundang-undangan yang berlaku di Indonesia.

[Signatures appear on following page/Tanda tangan dibubuhkan pada halaman selanjutnya]

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IN WITNESS WHEREOF, this Memorandum of Understanding is made in triplicate, each copy being considered an original, duly stamped, and legally equal, and shall be effective as of the date first set forth above.

DENGAN DEMIKIAN, Para Pihak menandatangani Nota Kesepahaman ini dalam rangkap tiga, masing-masing salinan dianggap sebagai dokumen yang asli, diterakan meterai secara cukup, dan memiliki kekuatan hukum yang setara, serta akan dianggap efektif sejak tanggal yang disebutkan di atas.

Government of the Republic of Indonesia / Pemerintah Republik Indonesia

By/Oleh:     /s/ Rosan Perkasa Roeslani
Name/Nama: Rosan Perkasa Roeslani
Title/Jabatan: Minister of Investment and Downstream Industry/Chairman of Investment Coordinating Board / Menteri Investasi dan Hilirisasi/Kepala Badan Koordinasi Penanaman Modal

PT Freeport Indonesia

By/Oleh:     /s/ Clayton Allen Wenas
Name/Nama:     Clayton Allen Wenas
Title/Jabatan:    President Director / Presiden Direktur

Freeport-McMoRan Inc.

By/Oleh:     /s/ Kathleen Quirk
Name/Nama:     Kathleen Quirk
Title/Jabatan:    President and Chief Executive Officer
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